                                                                    Exhibit 8(e)

Schedule of Omitted Domestic Custody Customer Service Standards

Due to the substantial similarity of the respective Domestic Custody Customer Service Standards Agreements between Citibank and each of MML Money Market Fund, MML Managed Bond Fund and MML Blend Fund, and the Domestic Custody Customer Services Standards Agreement between MML Equity Fund and Citibank (filed as Exhibit 8(e), this schedule of omitted documents is filed in accordance with the requirements of Rule 8b-31 under the Investment Company Act of 1940.

1. Domestic Custody Customers Services Standards agreement between MML Money Market Fund and Citibank.

2. Domestic Custody Customer Services Standards agreement between MML Managed Bond Fund and Citibank.

3. Domestic Custody Customer Services Standards agreement between MML Blend Fund and Citibank.

SECURITIES

SERVICES



Domestic Custody
Customer Service Standards

for MML Equity Fund

May, 1994

Citibank

SECURITIES

SERVICES

Table Of Contents
                                                                        Page

Securities Processing: Receive Instructions                                1

Securities Processing: Delivery Instructions                               3

Securities Processing: Delivery - Deadlines                                4

Transfer/Split Registration Processing                                     6

Income Collection and Distribution                                         7

Reorganization Department                                                  8

Customer Investigations                                                   10

Client Responsibilities to Citibank                                       11

SECURITIES

SERVICES

Securities Processing: Citibank Receives

Citibank will receive securities delivered to their accounts, in either physical or book entry form, at the following locations or routing addresses:

PHYSICAL:       Citibank
                20 Exchange Place
                New York, NY 10043
                Physical R&D Unit
                Level C

Delivery instructions must include:
                Customer Name:
                Customer Account # with Citibank:

FED ELIGIBLE:*  Citibank/Cust
                ABA #021000089
                Customer Name:
                Customer Account # with Citibank:

DTC ELIGIBLE:*  Citibank #908
                Customer Name:
                Customer Account # with Citibank:

PTC ELIGIBLE:*  CBANK
                Customer Name:
                Customer Account # with Citibank:

NSCC ELIGIBLE:  Citibank #908

Delivery instructions must include:

                Customer Name:
                Customer Account # with Citibank:

It is important that Citibank be notified in advance of any securities receipts. However, in the event that no corresponding instructions have been received prior to Citibank's receipt of a security, the standards on the following page will apply.

*For book entry settlements, the customer's bank/broker must include customer name and account number in the comments field of the transaction.

Citibank
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SECURITIES

SERVICES

Citibank will receive items against payment or free. We will apply them to the customer's account on the same day providing Citibank had previously received valid instructions.

For Securities Received Against Payment Without Instructions

If the Bank/Broker provides sufficient information for Citibank to identify its customer, then Citibank will attempt to obtain those instructions.

Your response to these exception items must be communicated back to Citibank at least fifteen minutes for Book Entry and 30 minutes for Physicals prior to the strict reclaim deadlines, or the item will be returned. It is recommended that you don't wait until the deadline to communicate and that you don't accumulate a list to respond to near the deadline.

There will be times when the securities received do not agree with the customer's instructions (i.e., coupon rate or net money difference). In these cases the customer will be contacted. Citibank must receive the customer's response within the guidelines outlined in the above paragraph.

For Securities Received Free Without Instructions:

If the Bank/Broker provides sufficient information for Citibank to identify its customer, then Citibank will attempt to obtain those instructions.

In the case of securities sent "free" by mail, if instructions or required documentation are not received within five business days of receipt, the securities will be returned to the sender.

In the case of securities received "over the window" or through a depository, if instructions or required documentation are not received within three business days of the receipt of the securities, the item will be returned.

Please Note:
It is a "street" requirement for amortized securities to settle based on original face value (not the current principle value). Therefore, the customers' instructions to Citibank should reflect the value of units to be received or delivered as original face.

Citibank
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SECURITIES

SERVICES

Securities Processing: Citibank Delivers

Citibank will make delivery of securities to its customer's contra parties on the settlement date of the trade, within "Street" standard window closing deadlines, as long as the account holds deliverable securities and provided that valid instructions have been received as specified within the standards on page four.

Please note that all of the times listed are New York times and that these standards (for physical deliveries) apply to deliveries within the New York City Financial District.

These standards do not apply to book entry securities which are requested to be withdrawn and delivered in physical form, nor do they apply to depository eligible securities held or received in physical form which are then requested to be delivered out in book entry form. See transfer/split deposit processing standards on page 5.

These standards also assume that trades will be input in a staggered fashion prior to settlement date. If high volumes of delivery instructions are "sent" to Citibank, by the customer, at or just prior to the stated cutoff times, these deliveries will be made on a best effort basis (refer to instruction deadline matrix on page 4).

Securities Lending Program

A separate agreement is needed to participate in this program. If you participate in Citibank's Securities Lending Program, and need to deliver a government security that is on loan, you must notify Citibank by no later than 10:00 A.M. on settlement date so that Citibank may recall the asset and process the delivery on time. Citibank requires 5 days notice for the delivery of corporate securities. No security in the Lending Program can be delivered prior to its being returned to Citibank.

Please Note:
It is a "street" requirement for amortized securities to settle based on original face value (not the current principle value). Therefore, the customers' instructions to Citibank should reflect the value of units to be received or delivered as original face.

Citibank
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SECURITIES

SERVICES

Instruction Deadlines

DELIVERIES vs. PAYMENT
(all times are New York times)
                           FUNDS   INPUT BY    INPUT BY    SERVICE    STREET
INSTRUMENT                 TYPE    CUSTOMER    CITIBANK    STANDARD   DEADLINE

Fed Book Entry-Non dealer   FF     2:15PM       2:00PM    Same Day     2:30PM
(Gov't Bills, Bonds, Notes,
Agencies)

DTC Eligible Securities     CH    11:15AM       4:00PM     On S/D     11:30AM
(Equities, Corporates)            On S/D       Prior Day

DTC - SDFS Settlements      FF     2:45PM       2:30PM    Same Day     3:00PM
(Including Money Market
-Instruments)

PTC Eligible Securities     FF     2:45PM       2:30PM    Same Day     3:00PM
(GNMA's)

Physical Money Market Instruments &
Physical Governments-Non dealer to Dealer
(BAs, CDs, CP, GNMAs,       FF     1:00PM      12:45PM    Same Day     2:15PM
FHAs, etc.)

Physical Money Market Instruments &
Physical Governments-Non dealer to Non dealer
(BAs, CDs, CP, GNMAs,       FF     1:15PM      1:00PM    Same Day      2:30PM
FHAs, etc.)

Physical Equities, Corporates, Muni's
                            CH     7:45PM      4:00PM     On S/D      11:30AM
                                on Prior Day  on Prior Day

New Issues:
 Physical                FF/CH     2:00PM      1:45PM    Same Day      3:15PM
 DTC-Next Day Funds        CH      1:00PM     12:45PM    Same Day      1:15PM
    -Same Day Funds        FF      2:45PM      2:30PM    Same Day      3:00PM

Citibank
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SECURITIES

SERVICES

Note: Sales of maturing securities within two (2) days or less of their stated maturity date for New York Paying Agents, or within seven (7) days or less for out-of-town agents must be communicated to your administrator in order to avoid conflicting delivery and redemption instructions.

S/D = Settlement Date

The Federal Reserve Bank Standards are not static because the Fed often grants extensions.

Deliveries returned to Citibank (DK'd) require a customer response. Operations will contact the customer's client administrator as soon as the item is DK'd The customer must respond within one business day or the instruction will be cancelled.

Citibank's demand deposit account (DDA) capability allows for both immediately available funds (FF) and next day funds (CH) processing. Credits or debits in next day funds will reflect a one day delay in availability from the transaction settlement date.

Regarding same day turnaround processing:
- The receive and delivery instructions must be input within the service standard above. The bank/broker delivering the asset to Citibank must present them at least 15 minutes prior to the street deadline for book entry securities and at least 45 minutes prior to the street deadline for physical securities.

- Same day turnarounds processed within the Federal Reserve System by Citibank's Custody Operations cannot be delivered in the dealer time.

Citibank

SECURITIES

SERVICES

Transfer/Split Deposit Processing

Physical:

All physical securities required to be split or re-registered will be forwarded by Citibank to the appropriate transfer agents within one business day of the Bank's receipt of these instructions.

Book Entry:

Withdrawal-by-transfer instructions will be processed to the depository within one business day of the Bank's receipt of these instructions.

Please Note:

The customer will be notified directly if any additional documentation or registration information is required.

Customers selling securities that are already in transfer will have a high probability of a delivery fail. However, in those situations Citibank will contact the agent to expedite the transfer process.

Please Note:

Customers trading physical securities as a "turnaround" should use the clearance pool transaction. This transaction type bypasses standard processing such as reregistration and vault processing.

Securities placed out for legal transfer (those transfers requiring documentation, i.e., letters testamentary, corporate resolutions, etc.) extending over the settlement date of a pending trade, will not be funded by Citibank.

All requests for re-registration/splits and associated documentation should be addressed to:

                             Citibank, N.A.
                             WWSS Custody Division
                             111 Wall Street
                             New York, NY 10043
                             Attention:
          (The name and location of customer's Account Administrator)

Citibank

SECURITIES

SERVICES

Income Collection and Distribution

Payments of principal, interest and dividends (with the exception of physical securities item number 3 below) are credited to customers accounts on a contractual basis. These payments will be made by Citibank within the guidelines below.

Please Note:
Adjustments to income by the paying agent are provided to Citibank's customers within 48 hours of that adjustment.

U.S. Government Obligations and Agencies (Fed Eligible Securities) Payment will be in immediately available funds on payable date.

Corporate and Municipal Securities (DTC)
Payment will be in immediately available funds one business day after the payable date.

Mortgage Backed Securities (PTC and DTC)
Payment will be in immediately available funds one business day after the payable date.
* See note below.

Physical Securities

1-Bearer Coupon Bonds
Payment will be in immediately available funds one business day after the payable date.

2-Registered in Citibank's Nominee with a predetermined payment schedule Payment will be in immediately available funds one business day after the payable date.

3-Registered in Citibank's Nominee without a predetermined payment schedule Income from physical securities (e.g. FHAs, SBAs, Broker Mortgages, etc.) will be credited to the customer's account in immediate funds one business day after the receipt of the payment.

4-Registered in Customer's Name and Address
See Customer responsibilities to Citibank on page 10.

Note: For those issues that would normally be paid one business day after the payable date, income will be credited on the last day of the month if that is the payment date.

Exception:  For PTC and Federal Home Loan Mortgage Corp. securities only, when payment date falls on weekend or holiday, payment is due on the
            next business day.   /s/ Bruno Umbro

Citibank

SECURITIES

SERVICES

Reorganization Department

Functional responsibilities include:

Tender Offers, Conversions, Mergers, Exchanges, Maturities, Called Bonds, Rights, Warrants, Liquidations, Bankruptcies, Class Actions, Stock Splits, Distributions, Put Bonds, Dividend Reinvestments, Treasury Bill Rollover, etc.

Sources of Information:

HARD COPY:        DTC Important Notices
                  DTC Participant Terminal System (PTS)
                  Wall Street Journal
                  New York Times
                  Financial Times
                  Notices from Redemption Agents

TRANSMISSIONS:    XCITEK, Inc.
                  Financial Information, Inc.

TAPE FORM:        Kenny Information Systems
                  Interactive Data Services

Customer Notification:

On all voluntary reorganization functions with an expiration date, a critical notice (detailing all pertinent information) will be sent via fax to the customer no later than the close of business the day following the receipt by Citibank's Reorganization Department.

The purpose of this notification is for Citibank to solicit a response from the customer by no later than 5:00 PM in New York, two (2) business days prior to the notice's expiration date, in order to be able to successfully execute the required functions. Responses received after this deadline will be handled on a best efforts basis.

Advance notices are sent to all customers "holding" called bonds to give them the opportunity to make reinvestment decisions as quickly as possible.

Advance notices on full-issue call redemptions will be sent via fax to clients within two (2) days of the receipt of this information by Citibank

Citibank

SECURITIES

SERVICES

In the case of partial calls, advance notices will be sent via fax within two
(2) days of the Reorganization Department establishing that the call includes holdings at Citibank. The allocation of the call for securities held within a depository will be performed by Citibank based upon market acceptable lottery practices.

Maturities and Redemptions:

Maturities and redemptions will be posted to customers accounts on the scheduled maturity date in either immediately available funds or next day funds depending on the instrument.

Instructions to rollover maturing U.S. Treasury Bills will be accepted up to the last day of the week preceding the maturity date of the Bill.

Cash and Asset Payments:

Cash payments will be credited to customers' accounts on the payable date of all called bonds. If a sale is executed after the publication date of any called bonds, or after the customer's receipt of written notification regarding tender offers, the customer will assume full responsibility for any exposure this action might incur.

Cash payments on all other corporate actions will be credited to client accounts on the same day that the funds are received by Citibank.

In the case of a stock split/dividend or distribution, the shares will be posted to client accounts, free, on payable date plus one.

If the customer utilizes a Dividend Reinvestment Plan, then customer standing instructions will be followed. This is subject to "street" conditions and governed by the plan sponsor.

Citibank
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SECURITIES

SERVICES

Investigations and Inquiries

All investigations/inquiries should be forwarded to your account administrator directly.

The minimum information required to respond to an inquiry/investigation is:

        Customer's name and account number
        Citibank's internal security number or industry CUSIP number Description of security
        Explanation of problem
        Reference or name to whom Citibank can direct a reply.

Note: Any additional relevant information including reference numbers should be forwarded.

All inquiries will be acknowledged by Client Services within 24 hours of their receipt.

Investigations/inquiries will be responded to within 4 business days provided that the age of the underlying problem is less than six months old. Older items may require some additional time to resolve.

Items requiring more than thirty (30) days to resolve will be reacknowledged by Client Services via telephone and confirmed in writing.

Citibank

SECURITIES

SERVICES

Customer Responsibilities to Citibank

Citibank is dedicated to providing the highest levels of service and achieving the greatest levels of customer satisfaction in its Custody Operations. In order to assure that we meet these goals, we ask our customers to abide by the following principles for each area

For Instruction Processing:

     Ensure the completeness and accuracy of all information that is communicated to Citibank.
     Deliver instructions to Citibank before their stated cutoff times. Advise Citibank of any amendments or cancellations immediately.

For Settlement Processing:

     Follow up with broker/clearing agent on all failed trades the business day immediately following the contractual settlement date of the trade.

For Income Collection:

     In cases where securities are registered in your name (i.e., they are registered in your name and your address but held in safekeeping at Citibank) Citibank will not be receiving the income and principal payments on these securities, and therefore it is the customer's responsibility to collect these funds directly from the paying agent.

     Specifically advise Client Services of shares sold ex-dividend and prior to ex-date or purchased cum-dividend after ex-date.

For Corporate Actions:

     In cases where securities are registered in your name (i.e., they are registered in your name and your address but held in safekeeping at Citibank) Citibank will not be receiving notice of a corporate action and therefore it is the customer's responsibility to notify Citibank of the desired course of action or we will assume no responsibility.

     Reply to Citibank before the cutoff times specified in the individual corporate action advices you receive from us.

     Advise Citibank of any corporate actions you become aware of where notification from Citibank has not been received.

                                    11
Citibank

SECURITIES

SERVICES

For Tax Requirements:

     Provide tax certification forms.
          1001 every three years
          W8 or W9 every three years
          8709 annually
          4224 annually

     Provide needed documentation to satisfy legal requirements.

For Customer Inquiries:

     Provide a contact list to ensure replies are directed appropriately.

     Use the electronic banking reports service, where appropriate, to gather historical information.


Accepted
/s/ Bruno Umbro
Nov. 15, 1994



                                      12

                               Citibank